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                                                                   Exhibit 23(b)



                         CONSENT OF INDEPENDENT AUDITORS



We consent to the reference to our firm under the caption "Experts" in the Registration Statement (Form S-3 No. 333-000000) and related Prospectus of The Valspar Corporation for the registration of $300,000,000 in various debt securities (under a universal shelf registration) and to the incorporation by reference therein of our report dated November 16, 1998, with respect to the consolidated financial statements of The Valspar Corporation incorporated by reference in its Annual Report (Form 10-K) for the year ended October 30, 1998 and the related financial statement schedule included therein filed with the Securities and Exchange Commission.


                                                           ERNST & YOUNG LLP

                                                           /s/ Ernst & Young LLP


Minneapolis, Minnesota
May 12, 1999